Northern Empire Bancshares Announces Earnings for Second Quarter 2005

SANTA ROSA, CA -- 07/21/2005 -- Northern Empire Bancshares (NASDAQ: NREB), the bank holding company for Sonoma National Bank, reported consolidated net income of $4,076,000 for the second quarter of 2005 compared to $3,649,000 for the second quarter of 2004, an increase of 11.70%. Earnings per share for the second quarter were $0.39 and $0.38 on a diluted basis, compared to $0.35 and $0.31 for the second quarter of 2004. For the six months ended June 30, 2005, net income was $8,275,000 or $0.77 per diluted share as compared to $7,230,000 or $0.62 per diluted share for the prior six month period. Earnings per share information on a diluted basis are calculated based on the average number of shares outstanding including options at the time and there was a substantial reduction in the number of options in November 2004. Annualized return on average assets and average equity were 1.46% and 17.51%, respectively, for the first six months of 2005.

Deborah Meekins, President & CEO of Northern Empire, stated, "This has been an exciting and productive year for Northern Empire and it is altogether fitting that we celebrate our recent accomplishments as we also celebrate the twentieth anniversary of the founding of Sonoma National Bank this year. We've exceeded the $1 billion mark in total assets as we continue to open branches and attract new customers to our Bank; we've opened four branches, three in large, high-growth markets outside of Sonoma County. We began trading on the NASDAQ National Market on May 20, 2005, under the symbol NREB which has brought higher visibility to our stock this year. We now rank as one of the 3,000 largest public companies based on our market capitalization and have been included in the Russell 3000 Index."

Increased earnings resulted from growth in earning assets, mainly loans, and other non-interest income. Net interest income increased to $11,273,000 for the second quarter of 2005 compared to $9,692,000 for the second quarter of 2004. Other non-interest income totaled $1,188,000 at the quarter ended June 30, 2005, up from $607,000 for the same quarter in 2004, primarily from gains on loan sales.

Total loans grew 23.81% to $1.03 billion at June 30, 2005, compared to $832 million at June 30, 2004. As refinancing activity continues, borrowers are taking advantage of favorable loan rates and terms. While the Company has experienced accelerated loan prepayments, new volume continued to fuel growth.

The allowance for loan losses was $9.5 million at June 30, 2005, up from $7.7 million at June 30, 2004, in recognition of loan growth and the potential economic impact of a rising rate market on the Bank's borrowers. The provision for loan losses equaled $525,000 in the second quarter of 2005 compared to $325,000 for the same quarter last year. Non-performing loans to total loans equaled 0.17% at June 30, 2005, compared to 0.09% at June 30, 2004. The Bank has a very low level of non-performing loans when compared to industry standards. There have been no loan charge offs or recoveries in 2005.

Deposits increased 18.22% to $852.3 million from $720.9 million a year ago. Four new branches opened in the past twelve months in San Rafael, Walnut Creek, East Petaluma and the Concord Branch which opened on July 11, 2005. These new branches have increased deposits by $27.2 million during the second quarter of 2005 and $47.8 million since opening.

The Bank continues to utilize Federal Home Loan Bank advances. These advances improve net interest margin as their interest rates are lower than the cost of time deposits of a similar term. At June 30, 2005, advances totaled $230.4 million compared to advances of $156.2 million at the end of June 2004.

Since June 30, 2004, the Federal Reserve Board has raised interest rates 200 basis points. In the current flattening yield curve environment and combined with the Bank's liabilities repricing faster than earning assets, the interest margin declined 35 basis points in the second quarter 2005. The Bank's net interest margin was 3.95% in the second quarter of 2005 compared to 4.30% in the second quarter of 2004. The Bank's lending and deposit rates remain competitive in the market to promote growth.

The Company made a significant investment in staff and facilities to provide for future growth. Operating expenses of $4,996,000 increased 33.6% in the second quarter of 2005 over the same quarter of 2004. Salaries and benefits, representing 57.4% of total operating expenses increased 21.5% to $2,870,000 in the second quarter of 2005. The majority of the increase related to increases in staff and benefits. Expenses relating to occupancy, furniture and equipment increased 43.8% primarily due a new loan facility, expansion of the Operations Center and new branch locations. Other expenses of $1,332,000 increased 61.3% largely due to overall growth in the company and in part due to increases in accounting and legal fees for SEC reporting and joining NASDAQ. The Company continued to have a low efficiency ratio of 40.09%.

Total assets at June 30, 2005, totaling $1.187 billion, increased 23.6% from $960 million one year ago. The Bank remained well capitalized with total risk based capital equaling 12.12%. Total capital equaled $98.3 million on June 30, 2005 increasing 24.6% as compared to $79.0 million on June 30, 2004.

Except for historical information contained herein, the statements contained in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Northern Empire Bancshares' Securities and Exchange Commission filings, including its annual reports on Form 10-K and quarterly reports on Form 10-Q. Northern Empire Bancshares disclaims any intent or obligation to update these forward-looking statements.

NORTHERN EMPIRE BANCSHARES
Second Quarter 2005 Results

                       NORTHERN EMPIRE BANCSHARES
                      CONSOLIDATED BALANCE SHEETS

                                  JUNE 30,      DECEMBER 31,      JUNE 30,
                                    2005           2004             2004
                                (Unaudited)      (Audited)      (Unaudited)
ASSETS
   Cash and due from
    banks                     $  34,428,000  $   21,006,000   $ 25,573,000
   Federal funds sold           101,373,000      95,498,000     85,849,000
                             --------------  --------------   ------------
          Total cash and cash
           equivalents          135,801,000     116,504,000    111,422,000

   Securities available
    for sale                      1,081,000       1,082,000      1,080,000
   Federal Reserve Bank stock       166,000         254,000        192,000
   Federal Home Loan Bank
    stock                        11,639,000       9,020,000      7,342,000

   Total loans and leases     1,030,199,000     946,823,000    832,069,000
   Allowance for loan and
    lease losses                 (9,549,000)     (8,719,000)    (7,719,000)
                             --------------  --------------   ------------
        Total Loans and
         leases, net          1,020,650,000     938,104,000    824,350,000

   Premises and equipment, net    3,406,000       2,709,000      2,411,000
   Bank owned life insurance
    policies                      2,720,000       2,663,000      2,605,000
   Accrued interest
    receivable                    4,571,000       3,884,000      3,498,000
   Other assets                   7,266,000       6,704,000      6,871,000
                             --------------  --------------   ------------
      Total assets           $1,187,300,000  $1,080,924,000   $959,771,000
                             ==============  ==============   ============

LIABILITIES AND
 STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing    $   81,315,000  $   72,156,000   $ 66,966,000
      Interest-bearing          770,948,000     718,869,000    653,918,000
                             --------------  --------------   ------------
         Total deposits         852,263,000     791,025,000    720,884,000

   Federal Home Loan Bank
    advances                    230,395,000     191,912,000    156,195,000
   Accrued expenses and
    other liabilities             6,298,000       8,109,000      3,717,000
                             --------------  --------------   ------------
         Total liabilities    1,088,956,000     991,046,000    880,796,000
                             --------------  --------------   ------------

SHAREHOLDERS' EQUITY
   Common stock                  60,574,000      47,302,000     47,395,000
   Additional
    paid-in-capital               7,681,000       7,681,000      3,775,000
   Retained earnings             30,100,000      34,905,000     27,815,000
   Accumulated other
    comprehensive income
    (loss)                          (11,000)        (10,000)       (10,000)
                             --------------  --------------   ------------
      Total shareholders'
       equity                    98,344,000      89,878,000     78,975,000
                             --------------  --------------   ------------

      Total liabilities
       and shareholders'
       equity                $1,187,300,000  $1,080,924,000   $959,771,000
                             ==============  ==============   ============

NORTHERN EMPIRE BANCSHARES
Second Quarter 2005 Results

                             NORTHERN EMPIRE BANCSHARES
                           CONSOLIDATED REPORTS OF INCOME

                           THREE MONTHS ENDED         SIX MONTHS ENDED
                          June 30,     June 30,     June 30,     June 30,
                            2005         2004         2005         2004
                        -----------  -----------  -----------  -----------
                        (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)

INTEREST INCOME
  Loans, including fees $17,230,000  $12,870,000  $33,179,000  $24,912,000
  Investment securities     178,000      104,000      309,000      178,000
  Federal funds sold        742,000      193,000    1,317,000      368,000
                        -----------  -----------  -----------  -----------
    Total interest
     income              18,150,000   13,167,000   34,805,000   25,458,000

INTEREST EXPENSE
  Deposits                5,052,000    3,026,000    9,116,000    5,936,000
  Federal Home Loan
   Bank advances          1,825,000      449,000    3,232,000      871,000
                        -----------  -----------  -----------  -----------
    Total interest
     expense              6,877,000    3,475,000   12,348,000    6,807,000
                        -----------  -----------  -----------  -----------

    Net interest income  11,273,000    9,692,000   22,457,000   18,651,000

 Provision for loan and
  lease losses              525,000      325,000    1,050,000      550,000
                        -----------  -----------  -----------  -----------

    Net interest income
     after provision
     for loan and
     lease losses        10,748,000    9,367,000   21,407,000   18,101,000

NON INTEREST INCOME
  Service charges
   on accounts              124,000      180,000      252,000      251,000
  Net gain on sales
   of loans                 853,000      248,000    1,365,000      700,000
  Other income              211,000      179,000      414,000      631,000
                        -----------  -----------  -----------  -----------
    Total non interest
     income               1,188,000      607,000    2,031,000    1,582,000

NON INTEREST EXPENSE
  Salaries and benefits   2,870,000    2,362,000    5,486,000    4,775,000
  Occupancy                 479,000      337,000      902,000      643,000
  Furniture and equipment   315,000      215,000      568,000      416,000
  Other expense           1,332,000      826,000    2,427,000    1,658,000
                        -----------  -----------  -----------  -----------
    Total non interest
     expense              4,996,000    3,740,000    9,383,000    7,492,000
                        -----------  -----------  -----------  -----------

    Income before income
     tax expense          6,940,000    6,234,000   14,055,000   12,191,000

 Income tax expense       2,864,000    2,585,000    5,780,000    4,961,000
                        -----------  -----------  -----------  -----------

    Net income          $ 4,076,000  $ 3,649,000  $ 8,275,000  $ 7,230,000
                        ===========  ===========  ===========  ===========

 Basic earnings
  per share*            $      0.39  $      0.35  $      0.80  $      0.71

 Diluted earnings
  per share*            $      0.38  $      0.31  $      0.77  $      0.62

 Average shares
  outstanding*           10,376,546   10,292,161   10,363,293   10,162,373

 Average diluted
  shares outstanding*    10,847,512   11,800,854   10,814,880   11,633,630

*  Adjusted for 5% stock dividend declared in March 2005.

NORTHERN EMPIRE BANCSHARES
Second Quarter 2005 Results

                             NORTHERN EMPIRE BANCSHARES
                         CONSOLIDATED FINANCIAL HIGHLIGHTS
                                    (Unaudited)

                                                       Six months Ended
(dollars in thousands           Second Quarter             June 30,
 except per share data)        2005        2004        2005        2004
                            ----------  ----------  ----------  ----------
EARNINGS
   Net interest income      $   11,273       9,692      22,457      18,651
   Provision for loan
    and lease losses        $      525         325       1,050         550
   Noninterest income       $    1,188         607       2,031       1,582
   Noninterest expense      $    4,996       3,740       9,383       7,492
   Net income               $    4,076       3,649       8,275       7,230
   Basic earnings per
    share*                  $     0.39        0.35        0.80        0.71
   Diluted earnings per
    share*                  $     0.38        0.31        0.77        0.62
   Average shares
    outstanding*            10,376,546  10,292,161  10,363,293  10,162,373
   Average diluted shares
    outstanding*            10,847,512  11,800,854  10,814,880  11,633,630

PERFORMANCE RATIOS
   Return on average assets       1.39%       1.57%       1.46%       1.61%
   Return on average common
    equity                       16.79%      19.38%      17.51%      19.91%
   Net interest margin            3.95%       4.30%       4.07%       4.27%
   Efficiency ratio              40.09%      36.31%      38.32%      37.03%
   Full-time equivalent
    employees                      167         147         167         147

CAPITAL
   Average equity to average
    assets                        8.30%       8.11%       8.35%       8.09%
   Tier 1 leverage capital
    ratio                         8.60%       8.45%       8.60%       8.45%
   Tier 1 risk-based capital
    ratio                        11.02%      10.98%      11.02%      10.98%
   Total risk-based capital
    ratio                        12.12%      12.05%      12.12%      12.05%
   Book value per share*    $     9.47        7.62        9.47        7.62

ASSET QUALITY
   Gross loan charge-offs   $        0           0           0         135
   Net loan charge-offs     $        0          (2)          0         130
   Net loan charge-offs
    to average loans              0.00%       0.00%       0.00%       0.02%
   Allowance for loan
    losses                  $    9,549       7,719       9,549       7,719
   Allowance for losses
    to total loans                1.08%       1.11%       1.08%       1.11%
   Nonperforming loans      $    2,015         873       2,015         873
   Other real estate and
    repossessed assets      $        0           0           0           0
   Nonperforming assets
    to total assets               0.17%       0.09%       0.17%       0.09%

END OF PERIOD BALANCES
   Loans                    $1,030,199     832,069   1,030,199     832,069
   Total earning assets
    (before allowance)      $1,149,497     926,532   1,149,497     926,532
   Total assets             $1,187,300     959,771   1,187,300     959,771
   Deposits                 $  852,263     720,884     852,263     720,884
   Shareholders' equity     $   98,344      78,975      98,344      78,975

AVERAGE BALANCES
   Loans                    $1,023,953     814,260     998,267     788,188
   Total earning assets
    (before allowance)      $1,144,017     906,814   1,112,826     877,513
   Total assets             $1,172,959     934,242   1,141,692     902,857
   Deposits                 $  832,655     706,858     814,995     686,353
   Shareholders' equity     $   97,372      75,724      95,323      72,997

*  Adjusted for 5% stock dividend declared in March 2005.

For more information contact:
Deborah Meekins
President and CEO
Sonoma National Bank
(707) 579-2265